Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Contacts:

Paul Goodson	John M. Green
Vice President Investor Relations, Invitrogen	CFO and COO, InforMax
(760) 603-7208	(240) 747-4077

Invitrogen to Acquire InforMax

San Diego, CA and Bethesda, MD – October 15, 2002 – Invitrogen Corporation (Nasdaq: IVGN) and InforMax, Inc. (Nasdaq: INMX) today announced a definitive agreement under which Invitrogen will acquire InforMax in an all cash transaction valued at $1.36 per share, or approximately $42 million for the fully-diluted equity. The transaction, which is anticipated to close by year-end, will be conducted as a cash tender offer for all InforMax shares. Invitrogen expects to commence the tender offer within the next 10 business days.

“Through innovation and acquisitions, we’ve enhanced the value of Invitrogen’s product line and created the industry’s broadest, most integrated technology platform to simplify molecular biology research”, said Lyle Turner, President, Chairman, and CEO of Invitrogen Corporation. “InforMax’s software enhances our product line’s value and technology platform even further. Vector NTI™ and the Vector Family of Products, InforMax’s industry-leading tools for experimental design, management, and interpretation, simplify the use of Invitrogen’s kits for gene identification, cloning, expression, and analysis. Now we can further accelerate biological discovery and understanding by offering the first comprehensive tool set for all phases of research – from the desktop to the lab bench.”

Remarking on the proposed acquisition, Andrew Whiteley, InforMax’s President, Chairman and CEO said, “The sale of InforMax to Invitrogen is in the best interest of InforMax’s shareholders. By leveraging Invitrogen’s strong global life sciences market presence, sales team, and marketing know-how, we believe this transaction will serve to accelerate the growth of InforMax’s Vector NTI™ franchise, recently announced next generation of Vector Family of Products and penetration into our extensive installed customer base. Our existing customers stand to benefit from the expanded range of products, services, and exceptional technical and scientific talent resulting from this merger. We also look forward to communicating the value of this exciting new combination of computational and reagent tools to new customers once this transaction is closed.”

Upon completion of the transaction, Mr. Whiteley will assume the title of President, InforMax. Mr. Whiteley has been a member of InforMax’s Board of Directors since August 2000 and assumed the position of Chairman and CEO in April 2002. Under his leadership, the company has re-focused on its core expertise, strengthened its R&D processes and been reinvigorated with a customer-focused culture. Mr. Whiteley was previously with Amersham Pharmacia Biotech, Inc., a provider of integrated drug discovery solutions. There he held several positions including Vice President of Bioinformatics, Vice

President of the sequencing business, site director for Amersham International PLC’s Cleveland facility and head of Amersham International’s group marketing. He holds a Bachelor’s degree in chemistry and biochemistry.

“We believe Mr. Whiteley will be an excellent addition to Invitrogen’s Senior Management team”, remarked Turner. “He has extensive experience in our industry and he is committed to the same strategic goals as Invitrogen - driving innovation and growth, providing quality and service, and expanding market leadership.”

The transaction has been structured as a public tender offer for 100% of InforMax’s outstanding common stock, to be followed by a merger of InforMax with a wholly owned subsidiary of Invitrogen. Invitrogen intends to commence the offer for all of InforMax’s outstanding shares within the next 10 business days. Unless otherwise extended, the offering period will run for 20 business days and, subject to regulatory review, is expected to close by the end of the year. The completion of the transaction is subject to the satisfaction of customary closing conditions, including the tender of at least a majority of InforMax’s outstanding shares on a fully-diluted basis. The transaction has been approved by the Boards of Directors of both companies.

Conference Call and Replay Information
Invitrogen and InforMax will hold a conference call and web cast today at 11:00 a.m. Eastern Time to discuss Invitrogen’s offer for InforMax. Interested parties may participate in the call by dialing 866-685-3766 in the United States or 617-847-3007 internationally at 10:50 a.m. Eastern Time. Please use pass code 360168. To view the web cast, point your browser to www.invitrogen.com and click on investor relations. A replay of the conference call will be available for 30 days by calling 888-286-8010 in the United States or 617-801-6888 internationally. Please use pass code 63343.

About Invitrogen

Invitrogen provides essential technologies to biotechnology and biopharmaceutical researchers and companies worldwide. Invitrogen manufactures and markets a breadth of products for life sciences discovery, development and production. These include research tools in kit form and catalog and custom products and service for corporate, academic and government entities. Invitrogen also engages in technology licensing, research service, large-scale production, and life science technical expertise and support. With operations in more than 20 countries and distributor relationships in 50 more, Invitrogen employs approximately 2500 people at its worldwide locations.

For more information about Invitrogen visit the web site at www.invitrogen.com.

About InforMax

InforMax is a leading provider of a multi-application suite of intuitive, flexible, and affordable data access, analysis, and presentation software designed specifically for the life scientist and the scientific organization. More than 32,000 individual scientists at over 2,100 research organizations worldwide (as of September 30, 2002) have already chosen Vector technology to help speed and simplify their scientific research and deliver faster, more productive results. Additional information about InforMax and the Vector Family of Products can be found at http:// www.Informaxinc.com/.

1600 Faraday Avenue, Carisbad, CA 92008
(760) 603-7200        www.invitrogen.com

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s and InforMax’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to, statements concerning 1) Invitrogen’s ability to further accelerate biological discovery and understanding; 2) the additional benefit to InforMax’s customer base from an expanded range of products and services; 3) Invitrogen’s expectation that the InforMax acquisition will strengthen Invitrogen’s existing product line or will simplify the use of reagents and kits; 4) Invitrogen’s worldwide sales, marketing and distribution capability accelerating the growth of InforMax’s Vector NTI Franchise and the penetration of InforMax products; 5) Mr. Whiteley as an excellent addition to Invitrogen’s Senior Management team. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) Invitrogen’s ability to integrate the operations of InforMax and achieve its other business objectives for this acquisition following the closing; b) the possibility that customers of each company will not respond to marketing and sales efforts promoting the products of the other; c) the possibility that conditions to the merger set forth in the merger agreement will not be satisfied; d) Invitrogen’s ability to retain key management and technical personnel of InforMax; e) changes to Invitrogen’s and InforMax’s businesses during the period between now and closing; f) adverse reactions to the proposed transaction by customers, suppliers and strategic partners, and g) the degree to which Mr. Whiteley achieves key goals following the closing, as well as other risks and uncertainties detailed from time to time in Invitrogen’s and InforMax’s Securities and Exchange Commission filings.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF INFORMAX. AT THE TIME THE OFFER IS COMMENCED, THE ACQUIRING ENTITY WILL FILE A TENDER OFFER STATEMENT AND INFORMAX WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF INFORMAX, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS FILED WITH THE COMMISSION) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL ALSO BE AVAILABLE AT NO CHARGE AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND RELATED MATERIALS MAY BE OBTAINED FOR FREE BY DIRECTING SUCH REQUESTS TO THE INFORMATION AGENT, LAWRENCE E. DENNEDY OF MACKENZIE PARTNERS, INC., 105 MADISON AVENUE, NEW YORK, NY 10016, (212) 929-5239. THE SOLICITATION/RECOMMENDATION STATEMENT AND RELATED DOCUMENTS MAY BE OBTAINED BY DIRECTING SUCH REQUESTS TO INFORMAX, INC. INVESTOR RELATIONS, AT (240) 747-4000.

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1600 Faraday Avenue, Carisbad, CA 92008
(760) 603-7200        www.invitrogen.com